EXHIBIT 32

Written Statement of the Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section1350

Solely for the purposes of complying with 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned Chief Executive Officer and Chief Financial Officer of Maxwell Technologies, Inc. (the “Company”), hereby certify, based on our knowledge, that the Quarterly Report on Form 10-Q of the Company for the Quarter ended September 30, 2003 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 13, 2003	/s/ Richard D. Balanson
Date	Richard D. Balanson, President and Chief Executive Officer

November 13, 2003	/s/ Tesfaye Hailemichael
Date	Tesfaye Hailemichael, Vice President and Chief Financial Officer